                                                                   EXHIBIT 10.14

                                    LEASE

THIS LEASE (this "Lease") is made as of December 28, 1999, by and between
                  -----

"Landlord" RIGGS & COMPANY, a division of Riggs Bank N.A., as Trustee of the
 --------
           Multi-Employer Property Trust, a trust organized under 12 C.F.R.
           Section 9.18

           and

"Tenant"   SonoSite, Inc., a Washington corporation
 ------

SECTION 1: DEFINITIONS.......................................................     1
   1.1     Definitions.......................................................     1
   1.2     Access Laws.......................................................     1
   1.3     Additional Rent...................................................     1
   1.4     Base Amount Allocable to the Premises.............................     1
   1.5     Base Rent.........................................................     1
   1.6     Brokers...........................................................     1
   1.7     Building..........................................................     1
   1.8     Building Shell....................................................     1
   1.9     Business Day......................................................     1
   1.10    Claims............................................................     1
   1.11    Commencement Date.................................................     1
   1.12    Complex...........................................................     2
   1.13    ERISA.............................................................     2
   1.14    Estimated Operating Costs Allocable to the Premises...............     2
   1.15    Events of Default.................................................     2
   1.16    Governmental Agency...............................................     2
   1.17    Governmental Requirements.........................................     2
   1.18    Hazardous Substance(s)............................................     2
   1.19    Land..............................................................     2
   1.20    Landlord..........................................................     2
   1.21    Landlord's Agents.................................................     3
   1.22    Lease Term........................................................     3
   1.23    Manager...........................................................     3
   1.24    Manager's Address.................................................     3
   1.25    Operating Costs Allocable to the Building.........................     3
   1.26    Operating Costs Allocable to  the Complex.........................     3
   1.27    Operating Costs Allocable to the Premises.........................     3
   1.28    Parking Ratio.....................................................     3
   1.29    Permitted Use.....................................................     3
   1.30    Plans and Specifications..........................................     3
   1.31    Prepaid Rent......................................................     3
   1.32    Premises..........................................................     3
   1.33    Prime Rate........................................................     3
   1.34    Property Taxes Allocable to the Complex...........................     3
   1.35    Property Taxes Allocable to the Building..........................     4
   1.36    Punch List Work...................................................     4
   1.37    Security Deposit..................................................     4
   1.38    Substantial Completion............................................     4
   1.39    Tenant............................................................     4
   1.40    Tenant Alterations................................................     4
   1.41    Tenant Improvement Allowance......................................     4

   1.42    Tenant Improvements...............................................     4
   1.43    Tenant's Agents...................................................     4
   1.44    Tenant's Pro Rata Share...........................................     4
   1.44    Tenant's Pro Rata Share...........................................     4
   1.46    Year..............................................................     4
SECTION 2: PREMISES AND TERM.................................................     5
   2.1     Lease of Premises.................................................     5
   2.2     Lease Term........................................................     5
   2.3     Plans and Specifications..........................................     5
   2.4     Commencement Date.................................................     5
   2.5     Tenant's Contribution to Tenant Improvement Costs.................     5
   2.6     Memorandum of Commencement Date...................................     5
   2.7     Use and Conduct of Business.......................................     5
   2.8     Compliance with Governmental Requirements and Rules and
           Regulations.......................................................     6
SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE.....     6
   3.1     Payment of Rental.................................................     6
   3.2     Base Rent.........................................................     6
   3.3     Security Deposit..................................................     6
   3.4     Additional Rent ..................................................     7
   3.5     Utilities.........................................................    12
   3.6     Holdover..........................................................    12
   3.7     Late Charge.......................................................    13
   3.8     Default Rate......................................................    13
SECTION 4: GENERAL PROVISIONS................................................    13
   4.1     Maintenance and Repair by Landlord................................    13
   4.2     Maintenance and Repair by Tenant..................................    13
   4.3     Common Areas/Security.............................................    14
   4.4     Tenant Alterations................................................    14
   4.5     Tenant's Work Performance.........................................    15
   4.6     Surrender of Possession...........................................    16
   4.7     Removal of Property...............................................    16
   4.8     Access............................................................    16
   4.9     Damage or Destruction.............................................    17
   4.10    Condemnation......................................................    18
   4.11    Parking...........................................................    18
   4.12    Indemnification...................................................    18
   4.13    Tenant Insurance..................................................    19
   4.14    Landlord's Insurance..............................................    20
   4.15    Waiver of Subrogation.............................................    20
   4.16    Assignment and Subletting by Tenant...............................    20
   4.17    Assignment by Landlord............................................    23
   4.18    Estoppel Certificates and Financial Statements....................    23
   4.19    Modification for Lender...........................................    24
   4.20    Hazardous Substances..............................................    24
   4.21    Access Laws.......................................................    24
   4.22    Quiet Enjoyment...................................................    25
   4.23    Signs.............................................................    25
   4.24    Satellite Dish/Antennae...........................................    26
   4.25    Subordination.....................................................    27
   4.26    Workers Compensation Immunity.....................................    27
   4.27    Brokers...........................................................    27
   4.28    Exculpation and Limitation of Liability...........................    27
   4.29    ERISA Representations.............................................    28
   4.30    Mechanics Liens and Tenant's Personal Property Taxes..............    28

SECTION 5: DEFAULT AND REMEDIES..............................................    29
  5.1      Events of Default.................................................    29
  5.2      Remedies..........................................................    29
  5.3      Right to Perform..................................................    31
  5.4      Landlord's Default................................................    31
SECTION 6: MISCELLANEOUS PROVISIONS..........................................    32
  6.1      Notices...........................................................    32
  6.2      Attorney's Fees and Expenses......................................    32
  6.3      No Accord and Satisfaction........................................    32
  6.4      Successors; Joint and Several Liability...........................    32
  6.5      Choice of Law.....................................................    32
  6.6      No Waiver of Remedies.............................................    33
  6.7      Offer to Lease....................................................    33
  6.8      Force Majeure.....................................................    33
  6.9      Landlord's Consent................................................    33
  6.10     Severability; Captions............................................    33
  6.11     Interpretation....................................................    34
  6.12     Incorporation of Prior Agreement; Amendments......................    34
  6.13     Authority.........................................................    34
  6.14     Authority.........................................................    34
  6.15     Time of Essence...................................................    34
  6.16     Survival of Obligations...........................................    34
  6.17     Consent to Service................................................    34
  6.18     Landlord's Authorized Agents......................................    34
  6.19     Waiver of Jury Trial..............................................    34
  6.20     Renewal Option....................................................    34
  6.21     Fair Market Rental Rate...........................................    35
  6.22     Technology Sales Tax Deferral.....................................    35
  6.23     Right of First Refusal............................................    35
  6.24     Year 2000 Compliance..............................................    36

LISTING OF EXHIBITS

     Exhibit A  Legal Description of the Land
     Exhibit B  Drawing Showing Location of the Premises
     Exhibit C Listing of Plans and Specifications for Tenant Improvements Exhibit D Form of Memorandum of Commencement Date
     Exhibit E  Rules and Regulations
     Exhibit F  Description of Permitted Exterior Signs
     Exhibit G  Description of Building Shell
     Exhibit H  Work Letter Agreement
     Exhibit I  Landlord's Contracts Affecting the Land

                             SECTION 1: DEFINITIONS
                             ----------------------

1.1  Definitions: Each underlined term in this section shall have the meaning
     -----------
     set forth next to that underlined term.

1.2  Access Laws: The Americans With Disabilities Act of 1990 (including the
     -----------
     Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3  Additional Rent: Defined in paragraph captioned "Additional Rent".

1.4  Base Amount Allocable to the Premises: Defined in paragraph captioned
     -------------------------------------
     "Additional Rent".
     ----------------

1.5  Base Rent: Base Rent shall equal the sum of (a) the monthly amount obtained
     ---------
     by amortizing the sums described in clause (b) of the definition of "Tenant Improvement Allowance" as found in Section 1.41 with interest at the rate of ten percent (10%) per annum over a ten (10)-year term commencing on the Commencement Date, plus (b) the following applicable amount:
     (a) from the Commencement Date through the last day of the third (3rd) full month of the Lease Term but in no event later than September 30, 2000; $52,500.00 per month (based on 45,000 RSF at $14.00/RSF/Year)
     (b) from the first day of the fourth (4th) month of the Lease Term through the last day of the ninth (9th) month of the Lease Term but in no event later than March 31, 2001; $64,283.00 per month (based on 55,100 RSF at $14.00/RSF/Year
     (c) from the first day of the tenth (10th) month of the Lease Term through the last day of the thirty-sixth (36th) month of the Lease Term but in no event later than September 30, 2003; $74,923.00 per month (based on 64,220 RSF at $14.00/RSF/Year)
     (d) from the first day of the thirty-seventh (37th) month of the Lease Term through the last day of the sixtieth (60th) month of the Lease Term but in no event later than September 30, 2005; $81,881.00 per month (based on 64,220 RSF at $15.30/RSF/Year)
     (e) from the first day of the sixty-first (61st) month of the Lease Term through the last day of the eighty-fourth (84th) month of the Lease Term but in no event later than September 30, 2007; $86,964.00 per month (based on 64,220 RSF at $16.25/RSF/Year)

1.6  Brokers: Tenant was represented in this transaction by Paul Jerue of The
     -------
     Broderick Group, a licensed real estate broker.
     Landlord was represented in this transaction by Joe Baldwin and Brent Jackson of TC Seattle, Inc., a licensed real estate broker.

1.7  Building: The building located on the Land at 21919 30th Avenue SE,
     --------
     Bothell, Washington, 98011, commonly known as Highlands Corporate Center, Building A and containing approximately 64,220 rentable square feet.

1.8  Building Shell: The improvements to the Land constructed by Landlord
     --------------
     substantially in accordance with the specifications attached as Exhibit G.
1.9  Business Day: Calendar days, except for Saturdays and Sundays and holidays
     ------------
     when banks are closed in either or both of Washington, D.C., and Seattle, Washington.

1.10 Claims: An individual and collective reference to any and all claims,
     ------
     demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.11 Commencement Date: The later to occur of: (a) June 15, 2000 ("Target
     -----------------
     Completion Date"); or (b) the date of Substantial Completion; however, if the Premises are not Substantially Completed as defined in Section 1.38 within thirty (30) days of the Target Completion Date (unless the delay is a Tenant Delay as defined in the Work Letter Agreement), then Landlord shall provide Tenant with one (1) day of Base Rent abatement for each day that delivery of the Premises is delayed beyond the Target Completion Date and provided further that, Landlord shall use reasonable efforts to provide Tenant with at least three (3) full weeks of rent-free access to the Premises prior to the Target Completion Date for the purposes of installing Tenant's furniture, fixtures and equipment; however in the event of permit delays, the Commencement Date shall be extended as set forth in Paragraph 6.2 of the Work Letter. In the event the Premises is not expected to be ready within one hundred twenty (120) days after the Target Completion Date, then Landlord shall notify Tenant in writing of the new-projected completion date and Tenant shall have ten (10) Business Days to (a) accept the new projected completion date; or (b) notify Landlord in writing of its intent to terminate the Lease, whereupon this Lease shall terminate and be of no further force and effect and neither party shall have any further liabilities to the other hereunder except those that, by their express terms, survive such termination. In the event the Premises is not ready by the new projected completion date, then Tenant shall have ten (10) Business Days after such date to (a) elect to continue this Lease in full force and effect, in which event Landlord shall cause the Premises to be Substantially Completed as promptly as is commercially practicable; or (b) notify Landlord in writing of its intent to terminate the Lease, whereupon this Lease shall terminate and be of no further force and effect and neither party shall have any further liabilities to the other hereunder except those that, by their express terms, survive such termination. Delays caused by Force Majeure or the Tenant shall extend on a day-for-day basis the date when Base Rent abatement is earned and when Tenant has the right to terminate the Lease.

1.12 Complex. The entire complex known as Highlands Corporate Center located on
     -------
     the Land and consisting of Building A, Building B and Building C, for an aggregate square footage of 173,490 rentable square feet and the related parking areas and common areas. The common areas of the Complex consist of the parking lots, curbs, gutters, sidewalks, landscaping and the sign monument.

1.13 ERISA: The Employee Retirement Income Security Act of 1974, as now or
     -----
     hereafter amended, and the regulations promulgated under it.

1.14 Estimated Operating Costs Allocable to the Premises: Defined in paragraph
     ---------------------------------------------------
     captioned "Additional Rent".

1.15 Events of Default: One or more of those events or states of facts defined
     -----------------
     in the paragraph captioned "Events of Default".
                                 -----------------

1.16 Governmental Agency: The United States of America, the state in which the
     -------------------
     Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.17 Governmental Requirements: Any and all statutes, ordinances, codes, laws,
     -------------------------
     rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.18 Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based
     ----------------------
     chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.19 Land: The land upon which the Building is located in Snohomish County,
     ----
     Washington State, as legally described in Exhibit A attached to this Lease.
                                               ---------

1.20 Landlord: The trust named on the first page of this Lease, or its
     --------
     successors and assigns as provided in paragraph captioned "Assignment by
                                                                -------------
     Landlord".
     --------

1.21 Landlord's Agents: Any and all partners, officers, agents, employees,
     -----------------
     trustees, investment advisors, contractors, servants, and consultants of Landlord.

1.22 Lease Term: Commencing on the Commencement Date, and ending eighty-four
     ----------
     (84) months later, provided that, if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in the month in which the Commencement Date occurs.

1.23 Manager: Trammell Crow Company, or its replacement as specified by written
     -------
     notice from Landlord to Tenant.

1.24 Manager's Address: 1687 114th Avenue SE, Suite 250, Bellevue, WA 98004
     -----------------
     Phone (425) 453-8600, Fax (425) 454-7184, which address may be changed by written notice from Landlord to Tenant.

1.25 Operating Costs Allocable to the Building: Defined in paragraph captioned
     -----------------------------------------
     "Additional Rent".
     ----------------

1.26 Operating Costs Allocable to the Complex: Defined in paragraph captioned
     ----------------------------------------
     "Additional Rent".
     ----------------

1.27 Operating Costs Allocable to the Premises: Defined in paragraph captioned
     -----------------------------------------
     "Additional Rent".
     ----------------

1.28 Parking Ratio: 4.0 stalls per 1,000 rentable square feet of the Premises.
     -------------
     Parking shall be at no cost during Lease Term or extended Lease Term. For so long as Landlord owns the Complex, Landlord shall use good faith efforts to provide additional parking for Tenant within the Complex if it becomes necessary to accommodate Tenant's parking requirements at no additional cost to Tenant or Landlord.

1.29 Permitted Use: General office, administrative, research and development,
     -------------
     clean manufacturing and related warehousing, shipping and receiving, so long as such use is consistent with Governmental Requirements and with first class office/high tech buildings of the same or similar use as the Building located in the Bothell, Washington area.

1.30 Plans and Specifications: (a) Those certain plans and specifications for
     ------------------------
     the Tenant Improvements as listed in Exhibit C and any modifications to
                                          --------
     them approved in writing by Landlord and Tenant; or (b) if Exhibit C does
                                                                ---------
     not include a listing of such plans and specifications, then such plans and specifications shall be prepared by Tenant (the "Preparing Party") and
                                                      ---------------
     delivered to Landlord (the "Receiving Party") and approved by Landlord and
                                 ---------------
     Tenant as set forth in the paragraph captioned "Plans and Specifications".

1.31 Prepaid Rent: $52,520.00, to be applied toward Base Rent for the first full
     ------------
     calendar month of the Lease Term or to the first month in which full rent is due.

1.32 Premises: The entire rentable square footage of the Building depicted on
     --------
     the plan attached to this Lease as Exhibit B. The Premises consist of
                                        ---------
     64,220 rentable square feet based on the measurement of Landlord's Architect using the 1996 BOMA guidelines.

1.33 Prime Rate: Defined in paragraph captioned "Default Rate".
     ----------                                  ------------

1.34 Property Taxes Allocable to the Complex: (a) Any form of ad valorem real or
     ---------------------------------------
     personal property tax or assessment imposed by any Governmental Agency on the Land, the Complex, Building, related improvements or any personal property owned by Landlord associated with such Land, Complex, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Complex, Building, related improvements or personal property;
     (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Complex, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Complex, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Complex, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Complex, Building, related improvements or personal property; and (e) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Complex, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

1.35 Property Taxes Allocable to the Building: 37.0% of the Property Taxes
     ----------------------------------------
     Allocable to the Complex. As of the Commencement Date of this Lease, the Building is not separately assessed and Property Taxes are assessed on the Complex as a whole, which consists of 173,490 rentable square feet. Each building in the Complex shall be assessed its proportionate share of the Property Taxes Allocable to the Complex based on its proportionate rentable square footage. If one or more of the buildings is separately assessed, then the Property Taxes relating to such building shall no longer be included in the definition of Property Taxes Allocable to the Complex and the proportional share of Property Taxes Allocable to the Building shall be recalculated.

1.36 Punch List Work: Minor items of repair, correction, adjustment or
     ---------------
     completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

1.37 Security Deposit: Three months of Base Rent and Operating Expenses (Actual
     ----------------
     amount to be determined).

1.38 Substantial Completion: The date that the Tenant Improvements have been
     ----------------------
     completed substantially in accordance with the Plans and Specifications and Governmental Requirements, subject only to Punch List Work. Substantial completion is targeted for May 24, 2000.

1.39 Tenant: The person or entity(ies) named on the first page of this Lease
     ------
     and its permitted successors and assigns.

1.40 Tenant Alterations: Defined in paragraph captioned "Tenant Alterations".
     ------------------                                  ------------------

1.41 Tenant Improvement Allowance: Subject to the provisions of paragraph 4.3 of
     ----------------------------
     the Work Letter Agreement, the maximum amount to be expended by Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees, and sales tax), which maximum shall not exceed (a) One Million Seven Hundred Thirty-Three Thousand Nine Hundred Forty and 00/100 Dollars ($1,733,940.00); and (b) if the maximum amount of $1,733,940.00 has been expended, an additional amount not to exceed Four Hundred Forty-Nine Thousand Five Hundred Forty and 00/100 Dollars ($449,540.00) to be expended by Landlord, at Tenant's option, for additional Tenant Improvement costs pursuant to the terms of the Work Letter Agreement attached to this Lease as Exhibit H. Any amounts
                                                         ---------
     expended by Landlord as described in clause (b) of the preceding sentence shall be amortized and included in Base Rent as more particularly described in the definition of the Term "Base Rent".

1.42 Tenant Improvements: Those alterations or improvements to the Premises as
     -------------------
     appear and are depicted in the Plans and Specifications.

1.43 Tenant's Agents: Any and all officers, partners, contractors,
     ---------------
     subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

1.44 Tenant's Pro Rata Share is one hundred percent (100%).
     -----------------------

1.45 Work Letter Agreement: The agreement between Landlord and Tenant attached
     ---------------------
     as Exhibit H.
        ---------

1.46 Year: A calendar year commencing January 1 and ending December 31.
     ----

                          SECTION 2: PREMISES AND TERM
                          ----------------------------

2.1  Lease of Premises. Landlord leases the Premises to Tenant and Tenant leases
     -----------------
     the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2  Lease Term. The Lease Term shall be for the period stated in the definition
     ----------
     of that term, unless earlier terminated as provided in this Lease.

2.3  Plans and Specifications. The Plans and Specifications shall be prepared,
     ------------------------
     reviewed and approved by Landlord and Tenant in accordance with the provisions of the Work Letter Agreement.

2.4  Commencement Date. Landlord shall notify Tenant in writing of Substantial
     -----------------
     Completion. If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been completed. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to whether Substantial Completion has occurred, the issuance by the City of Bothell of a final certificate of occupancy shall be conclusive. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Commencement Date. In no event shall Tenant's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Commencement Date. Tenant shall make no changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of Landlord.

2.5  Tenant's Contribution to Tenant Improvement Costs. Subject to the
     -------------------------------------------------
     provisions of paragraph 4.3 of the Work Letter Agreement, if the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance and Tenant elects not to have Landlord amortize such amounts as set forth in Section 1.41, Tenant shall pay to Landlord such excess within fifteen (15) Business Days after demand by Landlord. All Tenant Improvements, regardless of which party constructed them, shall become the property of Landlord upon the expiration or earlier termination of this Lease and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord's election and upon notice to
                    -------------
     Tenant at the time of Landlord's approval of the plans and specifications, Tenant shall be required to remove all or any portion of the Tenant Improvements upon the expiration or earlier termination of this Lease.

2.6  Memorandum of Commencement Date. At Landlord's election and request, Tenant
     -------------------------------
     shall execute a Memorandum of Commencement Date in the form attached as Exhibit D. In no event shall Tenant record this Lease or the Memorandum of
     ---------
     Commencement Date.

2.7  Use and Conduct of Business. The Premises are to be used only for the
     ---------------------------
     Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises other than such permits as may be necessary for the construction of the Tenant Improvements and a permanent certificate of occupancy for the Premises, which shall be obtained by Landlord. Tenant's inability to obtain or maintain any license, permit or approval that it is to obtain under this Section 2.7 and that is necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which violates any of Landlord's contracts affecting any or all of the Land or Building that are identified on Exhibit I hereto, true and correct
                                        ---------
     copies of which have heretofore been delivered to Tenant, creates or contributes to any work stoppage, strike, picketing, labor disruption or labor dispute, interferes in any way with the obligations of Landlord to be performed in the Building under this Lease or with Landlord's rights hereunder or with the rights or privileges of any contractors, subcontractors, servants or employees of Landlord lawfully in and upon the Land or Building performing Landlord's obligations or exercising Landlord's rights under this Lease, or causes any material impairment or reduction of the good will or reputation of the Land or Building.

2.8  Compliance with Governmental Requirements and Rules and Regulations. Tenant
     -------------------------------------------------------------------
     shall conduct its business in the Premises so as to comply in all material respects with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E. The foregoing
                                           ---------
     notwithstanding, Tenant shall not be required by this Lease to make alterations or improvements to the Building Shell or to any structural component of the Building, unless Tenant has otherwise agreed to maintain and repair such structural component as Tenant's obligation under this Lease. Any Rules and Regulations hereafter adopted by Landlord and any changes to the Rules and Regulations attached to this Lease as Exhibit E
                                                                    ---------
     shall not modify in any material respect Tenant's rights or obligations under this Lease.

    SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE
    ------------------------------------------------------------------------

3.1  Payment of Rental. Tenant agrees to pay Base Rent, Additional Rent and any
     -----------------
     other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2  Base Rent. On execution of this Lease, Tenant shall pay to Landlord the
     ---------
     amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3  Security Deposit.
     ----------------

     3.3.1 On the Commencement Date of this Lease, Tenant shall pay to Landlord the sum specified in the definition of the term Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. The Security Deposit shall be reduced from three (3) months of Base Rent and Additional Rent to one (1) month of Base Rent and Additional Rent after the 24th month of the Lease Term provided that (a) there is no Event of Default by Tenant under the Lease; (b) Tenant has not assigned or subleased the Premises except for assignments permitted under subparagraph 4.16.8; (c) Tenant's financial statements are acceptable to Landlord in its reasonable discretion, indicating a ratio of current assets to liabilities of at least 2:1 and a net worth of at least $20,000,000 and net operating income of not less than $1,000,000 for the two (2) preceding fiscal quarters. Tenant shall have the right to substitute an irrevocable stand-by letter of credit for the Security Deposit, in form satisfactory to Landlord in Landlord's reasonable discretion.

     3.3.2 If an Event of Default shall occur, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any actual damage suffered by Landlord as a result of such breach or default that is recoverable by Landlord under the terms of this Lease, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period, Landlord may, at any time thereafter require an increase in the Security Deposit by an amount equal to twenty-five percent (25%) of the amount specified in the definition of the term Security Deposit and Tenant shall deposit such additional amount with Landlord within thirty (30) days after Landlord's demand. Following such increase, the definition of the term Security Deposit shall refer to the amount of the Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Security Deposits for Tenant's multiple defaults shall be in addition to and not a substitute for any of Landlord's other rights and remedies under this Lease or applicable Law. Additionally, Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Security Deposit shall be repaid to Tenant without interest, within thirty (30) days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's actual damages that are recoverable by Landlord under the terms of this Lease. In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall have the right to transfer the Security Deposit to the vendee or the transferee, and, upon such transfer, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Tenant shall look solely to the transferee for the return of the Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new transferee. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return or the Security Deposit.

     No right or remedy available to Landlord in this Lease shall preclude or extinguish any other right to which Landlord may be entitled. It is understood that if Tenant fails to take possession of the Premises as provided in this Lease, the Prepaid Rent and the Security Deposit shall not be deemed liquidated damages. In such circumstances, Landlord may apply such sums to reduce Landlord's actual damages recoverable hereunder and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord that are recoverable hereunder.

3.4  Additional Rent. Definitions of certain terms used in this paragraph are
     ---------------
set forth in Subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):
 ---------------

     3.4.1  Rental Adjustment for Estimated Operating Costs. Landlord shall
            -----------------------------------------------
furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to reasonably revise the Estimated Operating Costs Allocable to the Premises to reflect more current information received by Landlord and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.

     3.4.2  Actual Costs. Not later than April 1 after the close of each Year,
            ------------
Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

     3.4.3  Determination. The determination of Operating Costs Allocable to the
            -------------
Premises shall be made by Landlord but shall be subject to audit and correction as provided in Section 3.4.4.

     3.4.4  Operating Cost Audit. Landlord shall maintain records concerning
            --------------------
estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that there then exists no continuing Event of Default, Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each Year, during Landlord's normal business hours within seventy five
(75) Business Days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least fifteen (15) Business Days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall cause another review to be made by an independent auditor mutually acceptable to Landlord and Tenant, whose determination shall be final and conclusive. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease or, if the Lease Term has then expired, refunded to Tenant within twenty (20) Business Days of such determination. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit. A "Qualified Person" means an accountant or other person experienced
              ----------------
in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

     3.4.5  End of Term. If this Lease shall terminate on a day other than the
            -----------
last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within twenty (20) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the twenty (20) Business Day period described in clause (e) if there then exists no Event of Default by Tenant. Landlord's estimate shall be subject to confirmation as provided in
Section 3.4.2 and audit as provided in Section 3.4.4. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

     3.4.6  Definitions. Each underlined term in this subparagraph shall have
            -----------
the meaning set forth next to that underlined term:

     Base Amount Allocable to the Premises: (Zero (0) if not filled in).
     -------------------------------------

     Operating Costs Allocable to the Premises: The product of Tenant's Pro Rata
     -----------------------------------------
     Share times the Operating Costs Allocable to the Building.

     Estimated Operating Costs Allocable to the Premises: Landlord's estimate of
     ---------------------------------------------------
     Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

     Operating Costs Allocable to the Building: Subject to the exclusions and
     -----------------------------------------
     limitations hereinafter set forth, all reasonable and customary expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Building, related improvements, and the personal property used in conjunction with such Building and related improvements, including all expenses paid or incurred by Landlord for: (a) the Building's proportionate share of the Operating Costs Allocable to the Complex based on its proportionate rentable square footage, currently 37%;
     (b) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility, which serve the common areas or are provided in common to all tenants and which are not payable directly by tenants in the Building; (c) supplies; (d) cleaning and janitorial services (including interior and exterior window washing), unless Tenant elects to contract directly for same (if Tenant contracts it shall be for interior space. Landlord will contract for exterior window washing); (e) security services, if any; (f) insurance required to be provided under this Lease; (g) management fees not to exceed four percent (4%) of gross rentals; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees except to the extent associated with the initial construction of the Building or improvements constructed for any tenant; (k) rental of any machinery or equipment; (I) the cost of improvements, repairs or replacements; (m) maintenance and service contracts; (n) maintenance and repair of roof and roof membranes;
     (o) costs incurred by Landlord for compliance of the Building with Access Laws, but only to the extent defined as Operating Costs pursuant to subparagraph 4.21.4; (p) elevator service and repair, if any; (q) business taxes and license fees; and (r) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building. Without limiting the foregoing, Operating Costs shall include replacement of roofs and roof membranes; exterior painting, upgrading of the HVAC systems in the Building, and other capital improvements; provided that, such capital improvements, whether installed
                   -------------
     before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as determined by Landlord and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.

          If less than one hundred percent (100%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building been occupied at all times during such Year by tenants. The foregoing notwithstanding, Landlord shall not recover more than Landlord's actual Operating Costs nor shall Tenant be required to pay more than its pro rata share, based on the rentable area of the Premises as compared to the rentable areas of other tenants, of Operating Costs as so adjusted. Landlord agrees to cap the annual increase in "controllable" Operating Expense items at five percent (5%) compounded per year above the base amounts specified below. For the purposes of this Lease, Controllable Costs shall be limited to: a) contract janitorial services; b) preventative maintenance contracts for elevator and HVAC equipment; c) fire and life safety monitoring; and d) contract landscape maintenance services. The base amount for calendar year 2000 for items (a)
     - (d) shall be $97,486.

     Operating Costs Allocable to the Complex: Subject to the exclusions and
     ----------------------------------------
     limitations hereinafter set forth, all reasonable and customary expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Complex, related improvements (but not including the Building or any of the other buildings in the Complex), and the personal property used in conjunction with such Land, Complex, and related improvements, including all expenses paid or incurred by Landlord for: (a) landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants); (b) snow removal and other services; (c) parking area resurfacing, resealing and restriping parking areas and driveways; (d) exterior signage and painting;
     (e) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (f) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (g) rental of any machinery or equipment used in connection with the common areas of the Complex; (h) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, steam, heat, cooling or any other service which is now or in the future considered a utility, which serve the common areas of the Complex or are provided in common to all tenants of the Complex and which are not payable directly by tenants in the Complex; (i) the cost of improvements, repairs or replacements to the Complex; (j) maintenance and service contracts with respect to the Complex; (k) costs incurred by Landlord for compliance of the Complex with Access Laws, but only to the extent defined as Operating Costs pursuant to subparagraph 4.21.4; and (I) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Complex.

          Exclusions from Operating Costs: Operating Costs Allocable to the
          -------------------------------
     Building and Operating Costs Allocable to the Complex, as defined in this Paragraph, shall specifically exclude:

          1. leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants;

          2.  legal fees;

          3.  tenant improvement work for any tenant, including Tenant;

          4. financing costs, including interest and principal amortization of debts, except for those financing costs and principal amortization of debts specifically allowed under this Section 3.4.6 of the Lease;

          5.  rental on ground leases or other underlying leases;

          6. wages, bonuses, and other compensation of employees above the grade of Building Manager, and fringe benefits other than insurance plans and tax-qualified benefit plans;

          7. any liabilities, costs, or expenses associated with or incurred in connection with the removal, enclosure, encapsulation, or other handling of asbestos or other hazardous or toxic materials or substances not caused by Tenant;

          8. costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;

          9. increased insurance or real estate taxes assessed specifically to any tenant of the Building or Development or for which Landlord is entitled to reimbursement from any other tenant;

          10. charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant;

          11. cost of any HVAC, janitorial, or other services provided to tenants on an extra cost basis after regular business hours unless at the request of Tenant;

          12. cost of installing, operating, and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club, or athletic or recreation club provided that Tenant or its employees does not have access to such;

          13. cost of correcting defects in the design, construction, or latent defects in the Building or Development;

          14. cost of any work or service performed on an extra cost basis for any tenant in the Building or Development to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

          15. cost of any work or services performed for any facility other than the building or Development;

          16. any cost representing an amount paid to a person, firm, corporation, or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

          17. any cost of painting or decorating any interior parts of the Building or Development other than Common Areas;

          18. costs of relamping all light fixtures in non-public areas of the Building including, without limitation, labor and materials for light tubes, bulbs, starters, ballasts, and their equivalents;

          19. Landlord's general overhead not directly attributable to operation and management of the Building and Development (e.g., the activities of Landlord's officers and executives or professional development expenditures);

          20. cost of initial cleaning and rubbish removal from the Building or Development to be performed before final completion of the base building or tenant space;

          21. cost of initial landscaping of the Building or Development;

          22. costs of any mitigation or impact fees or subsidies (however characterized), imposed or incurred in connection with undertaking the development;

          23. attorneys' fees, accounting fees, and other expenditures incurred in connection with negotiations, disputes, and claims of other tenants or occupants of the Building or Development or with other third parties, except as specifically otherwise provided in the Lease;

          24. lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

          25. cost of the initial stock of tools and equipment for operation, repair, and maintenance of the Building or Development;

          26. late fees or charges incurred by Landlord due to late payment of expenses;

          27. cost of acquiring sculptures, paints, and other art objects;

          28. real estate taxes or taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

          29. costs due to Landlord's violation of any governmental rule or authority unless caused by Tenant;

          30. direct costs or allocable costs (such as real estate taxes) associated with parking operations if there is a separate charge to Tenant, other tenants, or the public for parking;

          31. costs related to governmental compliance in connection with those parts of the Building and Complex that Landlord is responsible for maintaining and repairing;

          32. charitable or political contributions;

          33. costs of complying with the Year 2000 Compliant requirement set forth in the Lease and costs incurred as a result of the failure to comply with such requirement (including, without limitation, costs of consultants, systems review, and upgrades in software or programming), whether such costs are classified as capital items or expenses under generally accepted accounting principles; and

          34. Landlord shall not recover any item of cost more than once.

          35. Landlord shall at ail times use its good faith efforts to operate the Building and Complex in an economically reasonable manner at costs competitive to other comparable buildings in the vicinity of the Complex.

     3.4.7  Tenant's Costs. Tenant agrees to reimburse or pay Landlord within
            --------------
twenty (20) Business Days after invoice from Landlord for any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant's Agents of the public or common areas of the Complex or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment.

     3.4.8 Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5  Utilities. Tenant shall contract directly and pay for all water, gas, heat,
     ---------
light, power, telephone, telecommunications, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities, except that Landlord shall contract directly for irrigation water. If any such service is not separately metered to the Premises, the cost therefor shall be an Operating Cost under this Lease. As of the date of mutual execution of this Lease, all such services are separately metered to the Premises. If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord, which consent shall not unreasonably be withheld or delayed.

3.6  Holdover. If Tenant, without the prior consent of Landlord, holds over
     --------
after the expiration or earlier termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord (a) for the first two (2) months of any hold over, 125% of the Base Rent in effect on the expiration or termination of the Lease

Term, for the next two (2) months of any hold over, 150% of the Base Rent in effect on the expiration or termination of the Lease Term; and thereafter 200% of the Base Rent in effect on the expiration or termination of the Lease Term; plus (b) all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over.

3.7  Late Charge. If Tenant fails to make any payment of Base Rent, Additional
     -----------
Rent or other amount within five (5) days after the date due under this Lease, a late charge shall then be immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8  Default Rate. Any Base Rent, Additional Rent or other sum payable under
     ------------
this Lease which is not paid within ten (10) days after the date due shall bear interest until paid at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then
                                                              ----------
in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of
                                            ------------
such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                         SECTION 4: GENERAL PROVISIONS
                         -----------------------------

4.1  Maintenance and Repair by Landlord. Subject to the paragraphs captioned
     ----------------------------------
"Damage or Destruction" and "Condemnation", Landlord shall maintain the public
----------------------       ------------
and common areas of the Building, the Land and the Complex, the Building Shell, and the systems and structural components of the Building, including, without limitation, the foundations, footings, floor slabs and exterior walls and roof, in good order and condition, consistent with a first-class office project and shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs, all costs of which shall be included in Operating Costs Allocable to the Building to the extent provided in Section 3.4.6, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building or Land becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice. The provisions of this paragraph are subject to the provisions of paragraph 4.15 "Waiver of Subrogation".
                                     ---------------------

4.2  Maintenance and Repair by Tenant. Except as is expressly set forth as
     --------------------------------
Landlord's responsibility pursuant to the paragraph captioned "Maintenance and
                                                               ---------------
Repair by Landlord," Tenant shall at Tenant's sole cost and expense keep and
------------------
maintain the Premises in good condition and repair, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations within the Premises, carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, light bulb replacement and ordinary interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph and such failure continues beyond applicable notice and cure periods, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a fifteen percent (15%) administration fee within ten (10) Business Days of written demand from Landlord. Tenant shall, at its sole cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment located within or dedicated solely to the Premises. The maintenance contractor and the contract must be approved in advance by Landlord, which approval shall not unreasonably be withheld or delayed. The service contracts must include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy of such contract or contracts delivered to Landlord) within thirty (30) days following the Commencement Date. Upon request by Landlord, Tenant shall provide Landlord with copies of such service contracts.

4.3  Common Areas/Security. Landlord reserves the exclusive right as it deems
     ---------------------
necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas of the Complex; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or the Complex; make alterations or additions to the Building (as required to address safety issues or to comply with Governmental Requirements), the Complex, or common areas of the Complex; close temporarily all or any portion of the common areas of the Complex to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; and place, relocate and operate utility lines through, over or under the Land, the Complex, and Building; and use or permit the use of all or any portion of the roofs of the Building; provided that, any work done by Landlord in the Building,
                       -------------
the Complex, or the common areas of the Complex shall be performed in a way that will minimize interference, to the extent reasonably possible, with Tenant's operations in the Premises. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas of the Complex so long as Tenant's Parking Ratio is maintained. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. Subject to Landlord's prior approval, which shall not unreasonably be withheld or delayed, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that such security services, including, without
                     -------------
limitation, any apparatus, facilities, equipment or people utilized in connection with the provision of such security services, comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant shall not materially limit or interfere with Landlord's ability to exercise its rights as provided in the paragraph captioned "Access". Tenant's rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned "Tenant Alterations" and "Tenant's Work
                                       ------------------       -------------
Performance".
-----------

4.4  Tenant Alterations. After completion of the Tenant improvements, Tenant
     ------------------
shall not make any alterations, additions or improvements in or to the Premises, or add, disturb or materially change any fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining
                                -------------------
the consent of Landlord which shall not unreasonably be withheld or delayed. The foregoing notwithstanding, Tenant shall be permitted to make Tenant Alterations without Landlord's consent, but after written notice to Landlord, if such Tenant Alterations cost, in any instance, less than Fifty Thousand Dollars ($50,000) and do not materially affect the structural components or systems of the Building. Tenant shall provide Landlord with copies of any permits obtained with respect to such Tenant Alterations and copies of as-built drawings. Any Tenant Alterations made by Tenant which do not require the consent of Landlord pursuant to the provisions of the preceding sentence shall be removed by Tenant at the expiration or earlier termination of this Lease unless Tenant requests and receives Landlord's written approval prior to the installation of such Tenant Alterations not to remove them. If Landlord's consent is required, Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations as may be customary for the work involved and, if consent by Landlord is given, all such work shall be performed by Tenant at Tenant's expense. Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations for which Landlord's consent is required, including, without limitation, Landlord's review of the plans and specifications. Without limiting the generality of the foregoing, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide Landlord with proof of customary insurance coverage and a reasonable payment and performance bond, in forms, amounts and by companies reasonably acceptable to Landlord. Should Tenant make any alterations for which Landlord's consent is required without obtaining Landlord's prior written consent, or without satisfaction of any conditions reasonably established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord's election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant's expense. All Tenant Alterations to the Premises, regardless of which party constructed them or paid for them, shall become the property of Landlord upon the expiration or earlier termination of the Lease and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, at Landlord's election made in Landlord's consent to the affected Tenant Alterations, Tenant shall be obligated, at Tenant's sole cost and expense, to remove all (or such portion as Landlord may designate) of the Tenant Alterations and repair any damage resulting from such removal and return the area to the same condition existing prior to the undertaking. If Tenant fails to remove any such Tenant Alterations as required by Landlord in Landlord's consent to the affected Tenant Alterations, Landlord may do so and Tenant shall pay the entire reasonable cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor accompanied by reasonable evidence of the costs incurred. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions
           -------------------------
of the paragraph captioned "Mechanic's Liens".
                            ----------------

4.5  Tenant's Work Performance. Any Tenant Alterations performed by Tenant shall
     -------------------------
be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved (if Landlord's approval of the related Tenant Alterations is required) in advance in writing by Landlord (which approval shall be subject to Landlord's reasonable discretion and may include a requirement that the prime contractor and the respective subcontractors of any tier: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-ClO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the reasonable opinion of Landlord, cause such disharmony or material interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord, if Landlord's approval is required; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 Surrender of Possession. Subject to the last subparagraph of the paragraph
    -----------------------
captioned "Insurance", Tenant shall, at the expiration or earlier termination of
           ---------
this Lease, surrender and deliver the

Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear and casualty excepted, and free from all tenancies or occupancies by any person.

4.7  Removal of Property. Upon expiration or earlier termination of this Lease,
     -------------------
Tenant shall remove its personal property, supplies and furniture and equipment if (a) such items are moveable and are not permanently attached to the Premises;
(b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) there exists no uncured Event of Default by Tenant at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except that any Tenant Alterations which did not require Landlord's consent pursuant to the provisions of paragraph 4.4 above shall be removed by Tenant unless Tenant obtained Landlord's written approval to surrender such Tenant Alterations with the Premises; provided, however, at Landlord's sole election made in Landlord's approval of the affected Tenant Alterations, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall have designated) of the Tenant Alterations and repair any damages resulting from such removal. Tenant waives all rights to any payment or compensation for such Tenant Alterations. If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty
(20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its commercially reasonable discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such
                                       -----
sale, including reasonable attorney's fees actually incurred; second, to the
                                                              ------
payment of the costs or charges for storing any such property; third, to the
                                                               -----
payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to
                                            ------
Tenant.

4.8  Access. Tenant shall permit Landlord and Landlord's Agents to enter into
     ------
the Premises at any time on at least one (1) Business Day's notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, maintaining, altering or improving the Premises or the Building as required or to the extent permitted under this Lease. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Land entrances, Building doors or other facilities as necessary to permit Landlord to perform repair or maintenance obligations under this Lease, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease, provided that Landlord shall schedule all such activities at times mutually agreeable to Landlord and Tenant and shall conduct all such activities in a manner that will minimize disruption of Tenant's conduct of its business in the Premises in the ordinary course. Landlord shall have the right to enter the Premises at any time during the last nine (9) months of the Lease Term for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration, absent bad faith or demonstrable error. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

4.9 Damage or Destruction.
    ---------------------

     4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give prompt written notice thereof to Landlord. If Landlord reasonably and in good faith estimates in a notice given to Tenant within forty-five (45) Business Days after Tenant's notice of such damage that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred-eighty (180) Business Days after Landlord is notified by Tenant of such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's reasonable, good faith estimation provided in a notice given to Tenant within forty-five (45) Business Days after Tenant's notice of such damage, the damage cannot be repaired within such 180 Business Day period, Landlord may elect in such notice in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If, in Landlord's reasonable, good faith estimation, the damage cannot be repaired within such 180 Business Day period but Landlord nonetheless elects to restore the Premises, Tenant may elect in its absolute discretion, by written notice given within twenty (20) Business Days after receipt of Landlord's election, to terminate this Lease. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations, or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall be abated in proportion to the portion of the Premises that is not useable by Tenant in the conduct of Tenant's business in the ordinary course. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

     4.9.2 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after such requirement is made by such holder.

     4.9.3 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Term, Landlord or Tenant may, at its option, elect to terminate this Lease upon written notice to the other within thirty (30) Business Days following such damage or destruction.

4.10 Condemnation. If all or any portion of the Premises, or such portions of
     ------------
the Building or Land as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Land not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the use of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's property and moving expenses or other relocation costs; provided that, such
                                                        -------------
expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking. Tenant shall have the nonexclusive privilege to use parking spaces
     -------
on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord. Tenant's parking privileges shall be subject to the rules and regulations relating to parking reasonably adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to tenants in the Complex. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio unless otherwise agreed to in writing by Landlord and Tenant. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas.

4.12 Indemnification.
     ---------------

     4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against Claims for bodily injury and property damage, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant. Except for their negligence or willful misconduct or breach of their obligations under this Lease, neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation".
 ---------------------

     4.12.2 Landlord shall indemnify, defend and hold harmless Tenant and Tenant's Agents from and against any and all Claims, arising in whole or in part out of (a) any act, omission or negligence of Landlord or Landlord's Agents; or
(b) any breach or default under this Lease by Landlord. In no event shall Tenant be responsible for any interruption to Landlord's business or for any indirect or consequential losses suffered by Landlord or Landlord's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation".
 ---------------------

4 13 Tenant Insurance.
     ----------------

     4.13.1 Tenant shall, as of the date three (3) weeks prior to the Commencement Date and throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance:

          (a) A policy of comprehensive general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification" insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit may be increased (as long as such increase is commercially reasonable) during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

          (b) A policy of extended property insurance (which is commonly called "all risk") covering Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property;

          (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

          (d) A policy or worker's compensation insurance as required by applicable law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000.00); and

          (e) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

     4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

     4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord's Insurance. Landlord shall, throughout the Lease Term, keep and
     --------------------
maintain in full force and effect:

     4.14.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis;

     4.14.2 A policy of extended property insurance (what is commonly called "tall risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

     4.14.3 Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the
     ---------------------
contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Complex, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releaser if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 Assignment and Subletting by Tenant.
     -----------------------------------

     4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which consent may be granted or denied in accordance with this paragraph 4.16. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment, effective upon the occurrence of an Event of Default, to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

     4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant or by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof reasonably satisfactory to Landlord that the proposed subtenant or assignee will promptly occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord's demand therefor, Landlord's reasonable attorneys' fees incurred in the review of such documentation and in documenting Landlord's consent, plus an administrative fee of $350.00 as Landlord's fee for processing such proposed assignment or sublease. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

     4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord shall act reasonably and may consider, and weigh, any factor it deems Reliant, in its reasonable discretion. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

          (a) The proposed assignee or subtenant is or will be unwilling or unable to execute and deliver to Landlord an ERISA Certificate in a form consistent with the provisions of the paragraph captioned "ERISA Representations", as may be updated by Landlord to add additional properties
---------------
owned by Landlord or its affiliates, or Landlord reasonably and in good faith believes that the proposed assignment or sublease will constitute a prohibited transaction under or otherwise violate ERISA;

          (b) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have sufficient financial worth to insure full and timely performance under the sublease or assignment;

          (c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

          (d) The proposed assignee or subtenant has a reputation for disputes in contractual relations brought unreasonably or in bad faith or for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

          (e) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

          (f) The use of the Premises by the proposed assignee or subtenant will not be substantially identical with the Permitted Uses;

          (g) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

          (h) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

          (i) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty four (24) months preceding the date that Tenant shall request such consent;

          (j) Landlord, acting reasonably, does not approve of any of the tenant improvements required for the proposed assignee or subtenant (unless Tenant agrees to remove such improvements and restore the Premises upon the expiration of the assignment or subletting); or

          (k) Landlord has had written communications with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area in which the Land is located.

     4.16.4 Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord's election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord a copy of the assignment (or subletting) and assumption agreement in the form provided to Landlord for review and approval.

     4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph. The foregoing notwithstanding, the following shall not constitute an assignment, subletting or other transfer of Tenant's interest in this Lease or the Premises and shall not require Landlord's consent: (i) the issuance of shares of stock of Tenant to the public in an initial or subsequent public offering or to employees and officers through options, warrants or otherwise or (ii) the transfer of shares of stock of Tenant that are traded on any national exchange.

     4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the sum of (a) Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease) (b) all actual costs and expenses incurred by Tenant in connection with such assignment or sublease, including, without limitation, reasonable legal fees, brokerage commissions, reasonable costs of altering the Premises, and tenant allowances and concessions, Tenant shall pay to Landlord fifty percent (50%) of such excess promptly after receipt by Tenant.

     4.16.7 If Tenant seeks Landlord's consent to assign the Lease or sublet the Premises or any portion thereof, Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "Recapture") by giving written
                                                   ---------
notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, Landlord and Tenant agree that this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant agrees to surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if: (a) Tenant's proposed assignment or sublet is permitted under Section 4.16.5 above or 4.16.8 below, or (b) Tenant's proposed assignment or sublet together with any previous assignments and sublets encompass, in the aggregate, net rentable area equal to less than fifty percent 50% of the total net rentable area of Premises.

     4.16.8 Notwithstanding anything in this paragraph 4.16 to the contrary, Tenant may, upon advance written notice to Landlord but without necessity of Landlord's consent, assign or sublease all or any portion of the Premises to any entity which owns a controlling interest in Tenant, to any entity the controlling interest of which is owned by Tenant, or to any successor entity to Tenant by merger, acquisition of the stock or assets of Tenant, consolidation or operation of law, provided that: (a) such entity agreed to be bound by all the terms of this Lease (although such entity shall not become a party to this Lease); (b) such entity's parking requirements will not be greater than Tenant's as set forth in this Lease;

(c) such entity is willing to execute and deliver to Landlord an ERISA Certificate in a form consistent with the provisions of this paragraph captioned "ERISA Representations", as may be updated by Landlord to reflect additional properties acquired by Landlord or its affiliates, and Landlord reasonably and in good faith believes on the advice of its counsel that the proposed assignment or sublease would not constitute a prohibited transaction under or otherwise violate ERISA; (d) the use of the subleased or assigned portion of the Premises by such entity will be substantially the same as the Permitted Uses; and (e) at the time of the delivery of notice to Landlord, Tenant is not in default of any obligation of Tenant under this Lease, and has not defaulted under this Lease on three (3) or more occasions during the twenty four (24) months preceding the date that Tenant shall deliver such notice. For purposes of this subparagraph, the term "controlling interest" means more than 50% of the voting stock of the corporation.

4.17 Assignment by Landlord. Landlord shall have the right to transfer and
     ----------------------
assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, and Landlord's transferee expressly assumes and agrees to perform all obligations of Landlord thereafter arising under the Lease, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that,
                                                                 -------------
as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 Estoppel Certificates and Financial Statements. Tenant shall, from time to
     ----------------------------------------------
time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to Tenant's knowledge, Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received (or, if not, specifying any that have not been received); (5) on the date of execution, to Tenant's knowledge, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month and Prepaid Rent; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; (9) the representations in the paragraph captioned "ERISA Representations" remain true and correct; and (10) such other
           ---------------------
information as may be reasonably requested by Landlord. If Tenant fails to respond within fifteen (15) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee copies of the most recent publicly available financial statements of Tenant.

4.19 Modification for Lender. If, in connection with obtaining construction,
     -----------------------
interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request minor, clerical modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the
                    -------------
obligations of Tenant or reduce the obligations of Landlord under this Lease or otherwise adversely affect Tenant.

4.20 Hazardous Substances.
     --------------------

     4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids, office supplies and light industrial manufacturing supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a) the storage, handling and use of such permitted
          -------------
Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's reasonable discretion.

     4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to
                                      -------------
bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

     4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."
                         --------------------

     4.20.4 To the best of Landlord's actual knowledge, which knowledge is limited to the actual knowledge of Leanne Tobias, Managing Director of Riggs & Company based on the Phase 1 Environmental Site Assessment dated February 28, 1997 and the Phase 1 Environmental Site Assessment Update dated September 4, 1998, the Building contains no Hazardous Substances. Landlord shall indemnify, defend and hold harmless Tenant and Tenant's Agents from and against any and all Claims arising in any way out of the breach by Landlord of the representation made in this subparagraph.

4.21 Access Laws.
     -----------

     4.21.1 Tenant agrees to notify Landlord promptly if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

     4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises after completion of the Tenant Improvements in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

     4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of any Tenant Alterations made by Tenant to the Premises after completion of the Tenant Improvements to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises for a use other than those permitted under this Lease; or (2) any Tenant Alterations to the Premises.

     4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the Premises, Building, Land, Complex, common areas of the Complex and Tenant Improvements into compliance with Access Laws as of the Commencement Date and the cost of such compliance shall not be an Operating Cost for purposes of this Lease. Any cost or expense paid or incurred by Landlord to bring the Premises, Building, Land, Complex, or common areas of the Complex into compliance with Access Laws after the Commencement Date, which is not Tenant's responsibility under the preceding subparagraphs, shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) using an amortization rate of twelve percent (12 %) per annum, and shall be an Operating Cost for purposes of this Lease.

     4.21.5 Each of Tenant and Landlord agrees to indemnify, defend and hold harmless the other and the Agents of the other from and against any and all Claims arising out of or relating to any failure of such party or such party's Agents to comply with such party's obligations under this paragraph.

     4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent,
     ---------------
Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone other than another tenant in the Complex claiming a legal interest in the Property by, through or under Landlord, subject to the provisions of this Lease.

4.23 Signs. Subject to compliance with all Governmental Requirements and all
     -----
matters of record and provided that Tenant is occupying at least 51% of the Building, Tenant shall have the right to install one or, if Tenant so elects, two (to be located on the west and north sides of the Building) signs on the Building exterior as described in Exhibit F attached to this Lease. If Exhibit F
                                  ---------                            ---------
does not describe any signs, then Tenant's signs shall be reasonably satisfactory to Landlord, provided, however, that Landlord hereby confirms that signs substantially similar to those on the exterior of Tenant's current premises are satisfactory to Landlord. The exact size, appearance and location of such signs shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and shall be consistent with Landlord's existing sign criteria then in existence for the Building. Any and all costs in connection with the permitting, fabrication, installation, maintenance and removal of Tenant's signs (including the cost of removal of the signs and repair to the Building caused by such removal) shall be borne by Tenant. Tenant agrees to maintain each such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's consent, which consent shall not unreasonably be withheld or delayed, unless permitted in Exhibit F. Upon vacation of the Premises on the expiration or
             ---------
earlier termination of this Lease, Tenant shall be responsible, at it sole cost, for the removal of such signs and the repair, painting and/or replacement of the structure to which the signs are attached including discoloration caused by such installation or removal. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent due and payable promptly upon rendition of a bill therefor.

4.24 Satellite Dish/Antennae.
     -----------------------

     4.24.1 Subject to compliance with all Governmental Requirements and all covenants, conditions, and restrictions affecting the Building, and subject to the prior approval by all required owners associations, and subject to Landlord's prior approval of the plans and location (which shall not be unreasonably withheld or delayed and to the approval of any obligor under a roof warranty), Tenant shall have the non-exclusive right, without charge, to install one or more satellite dishes or antennae and other communications, HVAC and roof-mountable equipment on the roof of the Building. Any and all costs in connection with the permitting, fabrication, installation, maintenance, and removal of Tenant's satellite dish or antenna (including the cost of removal of the satellite dish or antenna and repair to the Building caused by such removal) shall be borne by Tenant. Tenant agrees to maintain each such satellite dish or antenna and any other associated improvements, in good condition at all times and in compliance with all Governmental Requirements. In no event shall Tenant take any action that would violate or invalidate any roof warranty. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and seal any penetrations in the manner specified by Landlord and/or the obligor under any roof warranty.

     4.24.2 Tenant's rights under Section 4.24.1 shall be non-exclusive and (a) Landlord shall have the right to place a satellite dish, antenna or other communications equipment on the roof of the Building; (b) to place any other roof-mountable equipment on the roof of the Building; and (c) shall have access to the roof during normal business hours throughout the Lease Term after 24 hours prior notice to Tenant (except in emergencies, at which time Landlord may access the roof at any time without prior notice to Tenant) for maintenance or repair. Any third parties which are granted rights by Landlord to install equipment on the roof shall demonstrate that they have adequate insurance to cover their activities, shall indemnify Landlord and Tenant against any Claims arising out of or related to such third party's rooftop installation, and shall work with Tenant to schedule their access to the roof at reasonably agreeable times (except in emergencies, at which time such third parties shall have access to the roof without prior notice to Tenant). Tenant shall insure that Tenant's rooftop installations do not interfere with installations made by Landlord or other tenants of Landlord or with radio or television broadcasting or reception from or in the Building. Upon sixty (60) days' prior written notice, Landlord may require Tenant to relocate any of Tenant's rooftop installations at Landlord's sole cost and expense. Anything in this Section 4.24.2 to the contrary notwithstanding, neither Landlord nor any third party shall install or be permitted to install any satellite dish, antenna or other equipment (specifically excluding Landlord's HVAC equipment and controls) or device on the roof of the Building that, to Tenant's reasonable knowledge, creates an electromagnetic field that materially interferes with the reliability, accuracy or normal operation of any of Tenant's equipment located in the Premises. If either Landlord or a third party installs any satellite dish, antenna or other equipment or device on the roof of the Building that creates such interference, Landlord shall promptly upon notice from Tenant suspend or cause to be suspended the operation of such equipment or device and shall, before such equipment or device is again operated, take or cause to be taken such actions as may be necessary to eliminate such interference, including, without limitation, moving, screening, shielding, or modifying the equipment or device, all at no expense to Tenant.

4.25 Subordination. Tenant subordinates this Lease and all rights of Tenant
     -------------
under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which now encumbers or may from time to time hereafter be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; provided that, Landlord provides Tenant with a commercially reasonable nondisturbance agreement on the standard form of the applicable lender or ground lessor, modified as Tenant may reasonably request. Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, there are no mortgages, deeds of trust, ground leases or vendor's liens or similar instruments encumbering the Land or the Building. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may reasonably request, provided, however, such instrument shall include a nondisturbance provision on the standard form of the applicable Lender or ground lessor. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off except as may otherwise be permitted under the nondisturbance agreement between Tenant and such lender or ground lessor and, upon the request of such purchaser or other successor, execute, deliver and acknowledge reasonable documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.26 Workers Compensation Immunity. If and to the extent that either Tenant or
     -----------------------------
Landlord is obligated to indemnify, defend or hold harmless the other party or its Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or by Landlord or Landlord's Agents as applicable, each party expressly waives, to and in favor of itself or it's Agents, its statutory workers compensation act employers immunity relative to any injury to its employee or employees.

4.27 Brokers. Landlord shall pay all brokerage commissions arising in connection
     -------
with the execution of this Lease due and payable to the Brokers identified in paragraph 1.6 above. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any other real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.28 Exculpation and Limitation of Liability. Landlord has executed this Lease
     ---------------------------------------
by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Landlord's estate and equity interest in the Building shall be deemed to include all rents, income and other profits thereof and all insurance, condemnation, sale and financing proceeds received in respect thereof. Neither Landlord nor any of Landlord's Agents shall have any personal liability in excess of Landlord's estate and equity in the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.29 ERISA Representations. Tenant represents to Landlord that with the
     ---------------------
exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement: (1) with (a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank N.A., as trustee of the Multi-Employer Property Trust; (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (g) Arboretum Lakes-l, L.L.C., a Delaware limited liability company; (h) Village Green at Seven Bridges, L.L.C.; (i) Pine Street Development, L.L.C.; (j) MEPT Realty LLC; (k) MEPT, L.L.C.; (I) Cabrillo Properties LLC; (m) Valencia LLC; (n) Centrepointe Distribution Center LLC; (o) Mission Trails LLC; (p) Northridge Business Center LLC; (q) Oyster Point Tech Center LLC; (r) Meadows Office Building LLC; (s) MEPT West Hills, LLC; (t) MEPT Newark LLC; (u) MEPT Greenspoint, LLC; or (v) MEPT Norman Woods LLC; or (2) involving any property in which any one or more of the entities named in clauses (1 ) (a) through (v) are known by Tenant to have an ownership interest.

4.30 Mechanic's Liens and Tenant's Personal Property Taxes.
     -----------------------------------------------------

     4.30.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises (other than work which is to be paid for by Landlord or others) on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord prompt written notice of any such Claim. Tenant shall have the right to contest any such Claim provided that Tenant shall provide a bond or other reasonable security or take such other actions as are necessary to release the lien of any such disputed Claim.

     4.30.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, within thirty (30) days after demand by Landlord.

                        SECTION 5: DEFAULT AND REMEDIES
                        -------------------------------

5.1  Events of Default.
     -----------------

     5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of
                                                                   --------
Default"):
-------

          5.1.1.1 vacation (other than temporarily as a result of a casualty or Tenant Alterations) or abandonment of the Premises;

          5.1.1.2 failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within seven
(7) days after its due date;

          5.1.1.3 failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of fifteen (15) days after written notice from Landlord or such longer period as may reasonably be necessary to cure such failure, provided that Tenant commences a cure within such period and thereafter diligently and continuously pursues such cure to completion and such cure is completed no later than ninety (90) days after written notice from Landlord; or

          5.1.1.4(1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within sixty (60) days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any material property of Tenant or Tenant's interest in this Lease, unless the same is dismissed or stayed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due.

     5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2  Remedies. If any Event of Default occurs, Landlord may at any time after
     --------
such occurrence and while the Event of Default is continuing, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

     5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

          5.2.1.1 the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

          5.2.1.2 interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination until paid; plus

          5.2.1.3 the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate until paid; plus

          5.2.1.4 the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

          5.2.1.5 any other amount necessary to compensate Landlord for the actual detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, reasonable leasing commissions, tenant improvement costs, renovation costs and advertising costs to the extent Landlord is not compensated therefor under a preceding paragraph and excluding consequential and punitive damages; plus

          5.2.1.6 all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, other than consequential and punitive damages.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

     5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease less the amount of Base Rent, Additional Rent and other sums, if any, that Tenant affirmatively proves Landlord could receive for such period, discounting such amounts to present value at the Prime Rate.

     5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole but commercially reasonable discretion, may deem advisable, all with the right, at Tenant's cost, to make reasonable alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

     5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

     5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of
                                -----
Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of
                                    ------
reletting (including finders' fees and leasing commissions); third, to the
                                                             -----
payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other
                  ------
sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

     5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue beyond the notice and cure period applicable thereto under Section 5.1.1 above, or, in the event of an emergency, such shorter time as may be reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4  Landlord's Default.

     5.4.1 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the
                                                   ------
Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty
(20) Business Day period and thereafter diligently prosecutes the same to completion. The foregoing notwithstanding, if a default by Landlord creates a situation involving an imminent threat of bodily injury or property damage or materially interferes with Tenant's use of the Premises in the ordinary course of Tenant's business, then Landlord or Landlord's Lender shall cure such default as promptly as is commercially practicable, which shall in no event exceed forty
(40) Business Days. All obligations of Landlord hereunder shall be construed as covenants, not conditions.

     5.4.2 In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant shall have the right to pursue either an action for specific performance or an action for actual damages. If Landlord and Landlord's lender fail to cure a default by Landlord within the applicable time period provided, Tenant shall thereafter have the right to take such commercially reasonable actions as Tenant may elect to cure such default after delivery of an additional ten (10) Business Days' notice to Landlord specifying that Tenant intends to take such actions. If Landlord or Landlord's lender fails to cure such default within such ten (10) Business Day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, plus interest thereon at the rate of prime plus two percent (2%). In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 5.3.2, Tenant shall deliver to Landlord a detailed invoice of the work completed, the materials used and the costs relating thereto. Within thirty (30) days after receipt of such invoice from Tenant along with the required documentation, Landlord shall pay such amount expended by Tenant as set forth in such invoice, or deliver a detailed written objection to Tenant of the payment of such invoice. Landlord's written objection to the payment of such invoice shall set forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). As Tenant's sole remedy, Tenant may claim a default by Landlord, provided that in no event shall Tenant be permitted to terminate this Lease based upon such a default by Landlord. Notwithstanding any of the provisions of this Lease, Tenant shall have no right to deduct or offset against sums payable by Tenant under this Lease. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

                      SECTION 6: MISCELLANEOUS PROVISIONS
                      -----------------------------------

6.1 Notices. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be: (a) in writing;
(b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received (provided that notices sent electronically are simultaneously sent as well by personal delivery or overnight courier) or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2  Attorney's Fees and Expenses. In the event either party requires the
     ----------------------------
services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

6.3  No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of
     --------------------------
an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4  Successors; Joint and Several Liability. Except as provided in the
     ---------------------------------------
paragraph captioned "Exculpation and Limitation of Liability" and subject to the
                     ---------------------------------------
paragraph captioned "Assignment and Subletting by Landlord", all of the
                     -------------------------------------
covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant", then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5  Choice of Law. This Lease shall be construed and governed by the laws of
     -------------
the state in which the Land is located. Tenant and Landlord consent to venue in the Superior Court of Snohomish County or the United States District Court for the Western District of Washington for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6  No Waiver of Remedies. The waiver by either party of any covenant or
     ---------------------
condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of the parties to insist on the strict performance of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant, shall not be deemed a waiver. Any waiver by a party must be in writing and signed by such party to be effective.

6.7  Offer to Lease. The submission of this Lease to Tenant or its broker or
     --------------
other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8  Force Majeure. Except for Tenant's obligations to make monetary payments
     -------------
under the Lease, in the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant or Landlord, as the case may be, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, such party, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay. In no event shall Force Majeure be deemed to include financial inability to perform.

6.9  Landlord's Consent. Unless otherwise provided in this Lease, whenever
     ------------------
Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised reasonably and in good faith and shall be delivered in writing.

6.10  Severability; Captions. If any clause or provision of this Lease is
      ----------------------
determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11  Interpretation. Whenever a provision of this Lease uses the term (a)
      --------------
include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12  Incorporation of Prior Agreement; Amendments. This Lease contains all of
      --------------------------------------------
the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.11  Authority. Each individual executing this Lease on behalf of Tenant
      ---------
represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all corporate or other entity actions and consents required for execution of this Lease have been given, granted or obtained. Tenant shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14  Authority. Each individual executing this Lease on behalf of Landlord
      ---------
represents and warrants to Tenant that he or she is duly authorized to so execute and deliver this Lease and that all corporate or other entity actions and consents required for execution of this Lease have been given, granted or obtained. Landlord shall, within ten (10) Business Days after demand by Tenant, deliver to Tenant satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.15  Time of Essence. Time is of the essence with respect to the performance of
      ---------------
every covenant and condition of this Lease.

6.16  Survival of Obligations. Notwithstanding anything contained in this Lease
      -----------------------
to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.17  Consent to Service. Tenant irrevocably consents to the service of process
      ------------------
of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.18  Landlord's Authorized Agents. Notwithstanding anything contained in the
      ----------------------------
Lease to the contrary, including without limitation, the definition of Landlord's Agents, so long as the Landlord named in the preamble hereto is the Landlord, only officers of Riggs Bank N.A., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.19   Waiver of Jury Trial. Landlord and Tenant agree to waive trial by jury in
       --------------------
any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

6.20   Renewal Option. Subject to the terms and conditions set forth in this
       --------------
paragraph, Tenant shall have the option to extend the Lease Term as to all, but not less than all, of the then-existing Premises, for two (2) successive periods of three (3) years each; provided that, (a) Tenant shall provide Landlord with written notice of Tenant's intention to exercise each option to extend, which notice must be received by Landlord no later than nine (9) months prior to the expiration or first extension period, as may be applicable; (b) as of the date that Tenant notifies Landlord of Tenant's intention to exercise the option and as of the expiration of the original Lease Term or first extension period, as may be applicable, there shall be no Event of Default by

Tenant under this Lease and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under this Lease, unless Tenant is actively pursuing a cure of such act or omission within an applicable cure period; and (c) Tenant shall not have assigned or subletted all or any portion of the Premises except as permitted by subparagraph 4.16.8. Any extension shall only apply to that portion of the Premises which have not been assigned or sublet, except for portions of the Premises assigned as permitted by subparagraph 4.16.8. In the event the Lease Term is extended as provided in this paragraph, such extension shall be on the same terms, covenants, and conditions as set forth in this Lease; provided that the monthly Base Rent during each extension period shall equal the greater of (i) the Fair Market Rental Rate established as of the commencement of the extension period, or (ii) the monthly Base Rent in effect as of the expiration of the original Lease Term or first extension period, as may be applicable.

6.21   Fair Market Rental Rate. The Fair Market Rental Rate for each extension
       -----------------------
term shall be determined under then-prevailing market conditions for leased premises which are comparable to the applicable Premises based on size, condition, tenant improvements, location and all other pertinent factors, and which are made available for a term equal to the extension period. If the parties cannot agree on the Fair Market Rental Rate within thirty (30) days of receipt by Landlord of the notice of intent to exercise the option to extend, Landlord shall, no more than ten (10) Business Days thereafter, select an independent M.A.I. (certified in the state of Washington) real estate appraiser with at lease five (5) years experience in the Greater Seattle area real estate market, who shall prepare a written appraisal of the Fair Market Rental Rate using the assumptions described in this paragraph. The appraisal report shall be completed and delivered to Tenant and Landlord within thirty (30) days from the date Landlord selects the appraiser. Such appraiser's determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it as provided in the next sentence. If Tenant disputes such appraisal, Tenant shall, within twenty (20) Business Days following delivery of the appraisal report, deliver to Landlord notice (a) that Tenant disputes such appraisal report; and (b) of the identity of the appraiser selected by Tenant meeting the qualifications set forth in this paragraph. The appraiser selected by Tenant shall submit his/her appraisal report for the Fair Market Rental Rate using the assumptions described in this paragraph within thirty (30) days following the delivery of Tenant's notice to Landlord disputing the initial appraisal. If the two appraisals are within three percent (3%) of each other (based on the higher number), the Fair Market Rental Rate shall be that set forth in the appraisal report of Landlord's appraiser. If not, then within five (5) days after the delivery of the second appraisal, the two appraisers shall appoint a third appraiser meeting the qualifications set forth in this paragraph, and the third appraiser shall deliver his/her decision within ten (10) days following his/her selection and acceptance of the appraisal assignment. The third appraiser shall be limited in authority to selecting, in his/her opinion, which of the two earlier appraisal determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third appraiser must chose one of the two earlier appraisals, and, upon doing so, the third appraiser's determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the appraiser it selected; if a third appraiser is selected, the party whose appraisal is not selected to be the Fair Market Rental Rate by said third appraiser shall pay all of said third appraiser's costs and fees.

6.22  Technology Sales Tax Deferral. Landlord will cooperate and assist Tenant
      -----------------------------
in obtaining any excise tax credit or deferral which may be obtained by the State of Washington Technology Program (RCW.82.36) provided there is no cost or expense to Landlord.

6.23  Right of First Refusal. Subject to the terms and conditions set forth in
      ----------------------
this subparagraph and to the existing rights of TCI and ESC and their successors and assigns, Tenant shall have the one-time right of first refusal during the Lease Term or any extension term to lease additional space ("Additional Space")
                                                             ----------------
in Building B or C as such space becomes available. The right of first refusal shall apply to 100% of the Additional Space; however if more than one-half of the rentable square footage in either Building B or Building C becomes available, Tenant may elect to exercise its right of first refusal as to (i) all of the Additional Space or as to (ii) one-half of the rentable square footage in such Building. For example, if the

Additional Space consists of all of the rentable square footage in Building B (both floors), then Tenant may elect to exercise its rights as to the entire Building B. or may elect to exercise the right of first refusal as to only one-half of the rentable square footage (one floor only). In order to exercise such right of first refusal: (a) as of the date that Landlord provides Tenant with the notice triggering the right of first refusal, and as of the Commencement Date applicable to the Additional Space, there shall be no Event of Default by Tenant under this Lease and there shall have occurred no act or oppression which, with the passage of time or the giving of notice, or both, would become and Event of Default by Tenant under this Lease; and (b) at no point in time prior to the Commencement Date applicable to the Additional Space shall Tenant have assigned or subleased all or any part of the Premises or the Additional Space to another party except for assignments permitted under subparagraph
4.16.8. Whenever any of the Additional Space becomes available and is not subject to any currently existing rights of any of the tenants of Building B or Building C, or their successors or assigns, Landlord shall notify Tenant in writing of the terms on which Landlord is willing to offer the Additional Space for rent, including the commencement date, base rent, tenant improvements, and other basic business terms. Tenant shall have ten (10) Business Days from receipt of such notice to exercise its right of first refusal. If Tenant exercises its one-time right of first refusal to lease the Additional Space, Tenant shall thereafter lease the Additional Space under the terms of this Lease as supplemented by the terms set forth in Landlord's notice triggering the right of first refusal. If the Tenant does not exercise its one-time right of first refusal within the time allotted, Landlord may, in its sole discretion, lease the Additional Space to any third party. Once Tenant has elected not to exercise its right of first refusal with respect to any Additional Space, that particular Additional Space shall no longer be subject to Tenant's right of first refusal; however, the remainder of the Additional Space shall continue to be subject to the right of first refusal.

6.24  Year 2000 Compliance.
      --------------------

     6.24.1  Corrections and Contingency Plan. With regard to the "Landlord
             --------------------------------                      --------
Systems and Equipment" (defined below), Landlord will make good faith efforts to
---------------------
locate and correct any "Year 2000 Problems" (defined below) where it is
                        ------------------
reasonably feasible to do so. With regard to "Tenant Systems and Equipment"
                                              ----------------------------
(defined below), Tenant will make good faith efforts to locate and correct any "Year 2000 Problems where it is reasonably feasible to do so.

     6.24.2  Damages and Rent Abatement. As long as Landlord has complied in
             --------------------------
good faith with the obligations stated in subsection 4.2.1, Landlord shall have no liability to Tenant for any damage to Tenant's business or property occurring in connection with the millennium change. If the millennium change causes a failure in Landlord's Equipment or Systems, Landlord shall use commercially reasonable efforts to correct the failure in Landlord's Equipment or Systems as promptly as reasonably possible and the Base Rent due hereunder shall be abated during the period that the Premises are untenantable due to that failure. If the millennium change causes a failure in Tenant's Equipment or Systems, which is not the direct result of a failure in Landlord's Equipment or Systems, there shall be no abatement.

     6.24.3  Definitions. "Landlord's Systems and Equipment" shall mean the
             -----------              ---------------------
building-wide systems and equipment which Landlord is responsible for maintaining and repairing pursuant to Section 4.1. "Tenant's Equipment and
                                                    ----------------------
Systems" shall mean the systems and equipment which Tenant is responsible for
-------
maintaining and repairing pursuant to Section 4.3, including, without limitation, Tenant's telecommunications equipment (phones, faxes, etc.). Year "2000 Problem" means a failure of equipment or systems to operate properly due
 ------------
to computer programming errors associated with the change in the millennium, often associated with programming which provides only a two (2) digit date field.

     IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:     LANDLORD:
-------------------------------      --------

c/o Riggs Trust Group                RIGGS & COMPANY, a division of Riggs

Attn: Leanne Tobias                  Bank N.A., as
808 17th Street, N.W.                Trustee of the Multi-Employer
Washington, DC 20006                 Property Trust, a trust organized under 12
Facsimile: 202-835-6887              C.F.R. Section 9.18

with a copy to Manager at:           By: /s/ Leanne Tobias
-------------------------               --------------------------------
Trammell Crow Company                Name:   Leanne Tobias
1687 114th Ave SE                         ------------------------------
Suite 250                            Its:    Managing Director
Bellevue, WA 98004                        ------------------------------
Attn: Mike Erickson
Facsimile: 425-454-7184

Designated Address for Tenant:       TENANT:
-----------------------------        ------

SonoSite, Inc.                       By: /s/ Donald Seaton
19807 North Creek Parkway               -----------------------------
Suite 200                            Name: Donald Seaton
Bothell, WA 98011-8214                    ---------------------------
Attn: K. Kay Hannah                  Its:  Vice President
Facsimile: 425-951-1201                   ---------------------------


And after Commencement Date:
21919 30th Ave SE
Bothell, WA 98011
Attn: K. Kay Hannah

Facsimile: 425-951-1201

                            LANDLORD ACKNOWLEDGEMENT

                        )
DISTRICT OF COLUMBIA    ) ss.
                        )

     On this 28th day of December, 1999, before me personally appeared Leanne
                         --------     -                                ------
Tobias, to me known to be a Managing Director of Riggs & Company, a division of
------                      -----------------
Riggs Bank N.A., the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                         /s/ Denise Hart-Gamble
                         ----------------------------------
                         Name:  Denise Hart-Gamble
                               ----------------------------
                         NOTARY PUBLIC in and for the District of Columbia, residing at Riggs Bank N.A. My appointment
                                     --------------
                         expires:  March 31, 2003.
                                   --------------

                      TENANT ACKNOWLEDGEMENT (CORPORATION)

                       )
Bothell, Washington    ) ss.
                       )

     On this 20th day of December, 1999, before me, a Notary Public in and for
             ----        --------     -
the state of Washington, personally appeared Donald F. Seaton, the Vice
             ----------                      ----------------      ----
President of Finance, the SonoSite corporation that executed the within and
---------    -------      --------
foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.

                         /s/ K. Kay Hannah
                         -----------------------------------
                         Name:     K. Kay Hannah
                               -----------------------------
                         NOTARY PUBLIC in and for the State of Washington, residing at Bothell. My appointment
                                     -------
                         expires:  2/14/00.
                                   -------